EXHIBIT 10.4
Ascent Media Group, LLC
Management Incentive Plan
1. PURPOSE
The purpose of this Ascent Media Group, LLC Management Incentive Plan (this “Plan”) is to enhance stockholder value by providing employees in positions of senior leadership with incentive compensation related to accomplishment of key corporate, division, and facility strategic objectives. This Plan hereby is amended and restated in its entirety effective January 1, 2007.
2. DEFINITIONS
“Acquired Business” has the meaning given such term in Section 5(b) below.
“Acquiring Division” has the meaning given such term in Section 5(b) below.
“Actual EBITDA” for a given Plan Year (whether for the Company as a whole, a division, or a facility) means actual earnings before interest, taxes, depreciation and amortization, as determined by the Committee in its sole discretion following the end of such Plan Year.
“Actual Financial Results” means, as applicable, Actual EBITDA, Actual Free Cash Flow, and Actual Revenue.
“Actual Free Cash Flow” for a given Plan Year (whether for the Company as a whole or a division) means Actual EBITDA less an amount equal to the aggregate Approved Capital Expenditures for such year.
“Actual Revenue” for a given Plan Year (whether for the Company as a whole, a division, or a facility) means actual revenue as determined by the Committee in its sole discretion in accordance with generally accepted accounting principles following the end of such Plan Year.
“Annual Base Salary” means the Participant’s base salary actually paid to the Participant during the Plan Year, as reflected on the Form W-2 issued to the Participant for such Plan Year, but excluding any bonuses and other incentive payments (including, without limitation, any signing bonuses, incentive compensation, profit participation, commissions, and relocation allowances) and fringe benefits, as determined by the Committee.
“Approved Capital Expenditures” means capital expenditures approved on “Medialine” (or any successor requisition approval system instituted by the Company) during a particular Plan Year in accordance with the approval procedures and authorities established by the Company from time to time.
“Award” has the meaning given such term in Section 4(d) below.

“Benchmark” has the meaning given such term in Section 6(a) below.
“Beneficiary” means the person or persons designated by each Participant to whom payments otherwise due to the Participant under this Plan shall be made in the event of the Participant’s death.
“Budgeted Capital Expenditures” for a given Plan Year (whether for the Company as a whole or a division) means capital expenditures budgeted for such Plan Year, as determined by the Committee in its sole discretion in the Company’s annual year-end budgeting process in the prior Plan Year.
“Committee” means the Management Incentive Plan Compensation Committee of the Company, as designated by the Manager of the Company (as determined under the Company’s operating agreement) from time to time.
“Company” means Ascent Media Group, LLC (formerly known as Ascent Media Group, Inc.), a Delaware limited liability company.
“Corporate Participant” is a Participant who does not work within any one specific division or facility of the Company, but rather works for the Company as a whole.
“Corporate Portion” has the meaning given such term in Section 4(c)(i) below.
“Corporate Sub-Portion” has the meaning given such term in Section 4(c)(i) below.
“Disability” means incapacity or inability of the Participant, whether due to accident, sickness or otherwise, as determined by a medical doctor acceptable to the Committee, and confirmed in writing by such doctor, to perform his or her usual duties for an aggregate of ninety (90) days during any period of two hundred seventy (270) days.
“Divisional Participant” is a Participant who works within a corporate division or facility of the Company.
“Divisional Portion” has the meaning given such term in Section 4(c)(i) below.
“Divisional Sub-Portion” has the meaning given such term in Section 4(c)(i) below.
“Economic Component” has the meaning given such term in Section 4(c) below.
“Economic Performance Indicators” means, generally, Revenue, EBITDA and Free Cash Flow (whether hedged or unhedged).
“Facility Portion” has the meaning given such term in Section 4(c)(i) below.
“Facility Sub-Portion” has the meaning given such term in Section 4(c)(i) below.
“Hedged EBITDA” for a given Plan Year (whether for the Company as a whole, a division, or a facility) shall be an amount equal to Unhedged EBITDA less a certain percentage discount (to reflect certain risk assessments), as determined by the Committee in its sole discretion in the Company’s year-end annual budgeting process in the prior Plan Year.

“Hedged Free Cash Flow” for a given Plan Year (whether for the Company as a whole or a division) shall be an amount equal to Unhedged Free Cash Flow less a certain percentage discount (to reflect certain risk assessments), as determined by the Committee in its sole discretion in the Company’s year-end annual budgeting process in the prior Plan Year.
“Hedged Revenue” for a given Plan Year (whether for the Company as a whole, a division, or a facility) shall be an amount equal to Unhedged Revenue less a certain percentage discount (to reflect certain risk assessments), as determined by the Committee in its sole discretion in the Company’s year-end annual budgeting process in the prior Plan Year.
“Individual Component” has the meaning given such term in Section 4(b) below.
“Negative Unhedged EBITDA” means an Unhedged EBITDA amount that is less than or equal to zero U.S. dollars ($0.00) for a given Plan Year.
“Participant” means an employee of the Company (or one of its controlled affiliates), designated by the Committee for participation in the Plan.
“Participant Class” means a designated group of Participants, based upon the Participant’s title, level of responsibility and position within the Company. There shall be three Participant Classes under this Plan: (i) Corporate Participants, (ii) Divisional Participants excluding Managing Directors, and (iii) Managing Directors; provided, however, that in the case of a divisional executive who is responsible for the performance of one or more facilities, such Participant may, in the sole discretion of the Committee, be classified as a “Managing Director,” with the Facility Portion of the Economic Component measured against the Economic Performance Indicators of the facility or facilities for which such Participant has operational responsibility. The Committee shall have the sole discretion to determine the members of each Participant Class and to transfer Participants from one Participant Class to another.
“Participant Letter” has the meaning given such term in Section 4(a) below.
“Payment Date” means the date on which Awards are accrued and paid in accordance with Section 7 below.
“Plan Year” means January 1 through December 31 of a given year.
“Target Award” is the percentage of the Participant’s Annual Base Salary that the Participant is eligible to earn as incentive compensation as determined by the Committee for a Plan Year.
“Unhedged EBITDA” for a given Plan Year (whether for the Company as a whole, a division, or a facility) means budgeted earnings before interest, taxes, depreciation and amortization, as determined by the Committee in its sole discretion in the Company’s annual year-end budgeting process in the prior Plan Year.
“Unhedged Free Cash Flow” for a given Plan Year (whether for the Company as a whole or a division) means Unhedged EBITDA less an amount equal to the aggregate Budgeted Capital Expenditures for such year.

“Unhedged Revenue” for a given Plan Year (whether for the Company as a whole, a division, or a facility) means revenue, as determined by the Committee in its sole discretion in accordance with generally accepted accounting principles in the Company’s annual year-end budgeting process in the prior Plan Year.
3. ELIGIBILITY
Only employees of the Company and its controlled affiliates are eligible to participate in the Plan. The Committee will designate Plan Participants from the following employee groups:
(i)	Corporate — Corporate Directors and above

(ii)	Divisional — Managing Directors and above
4. TARGET AWARDS
(a)	Assignment of Target Awards. For each Plan Year, the Committee will assign each Participant a Target Award, which will consist of an Economic Component and an Individual Component. Prior to the end of the first quarter of the applicable Plan Year (or as soon thereafter as reasonably possible), each Participant will be given a “Participant Letter” that details his or her Target Award, Economic Component, Individual Component and any other information specific to that Participant or that Plan Year.

(b)	Individual Component. Except as provided below, 20% of the Target Award will be based upon achievement of specific individual objectives established by the Committee for the Participant for the applicable Plan Year (the “Individual Component”). Examples of broad categories of individual objectives include: customer care, management/staffing, and customer growth/service expansion. If the Company meets or exceeds the Benchmark (as defined in Section 6(a) below), then each Participant may be eligible to receive all or a portion of the Individual Component of the Target Award, regardless of whether the Participant is eligible to receive any portion of the Economic Component of the Target Award (as defined in Section 4(c) below).

At the end of each Plan Year, the Committee will evaluate each Participant’s individual performance and determine what portion (if any) of the Individual Component (from 0% up to a maximum of 100% of the Individual Component) that each Participant is eligible to receive, subject to Section 6 below, for that Plan Year.

(c)	Economic Component. Except as provided below, 80% of the Target Award will be based upon achievement of economic performance objectives (i.e., the Economic Performance Indicators) of the Company, a division and/or a facility (the “Economic Component”), determined as set forth below. Participants may be eligible to receive more than 100% of the Economic Component of the Target Award for a Plan Year if the Company, a division or facility achieves in excess of 100% of its hedged/unhedged Economic Performance Indicators (as applicable) for such Plan Year (depending upon the Participant Class, as that term is defined below), as more specifically described below.
(i)	Allocation of Economic Component. Except as provided below, the Economic Component for each of the respective Participant Classes will be allocated among, and measured against, Economic Performance Indicators of the Company, a division, and/or a facility, as follows:
For all Corporate Participants:
•	100% of each Participant’s respective Economic Component shall be measured against the Company’s hedged Economic Performance Indicators, in the following proportions:
•	20% measured against the Company’s Hedged Revenue.

•	40% measured against the Company’s Hedged EBITDA.

•	40% measured against the Company’s Hedged Free Cash Flow.
For Divisional Participants excluding Managing Directors:
•	50% of each Participant’s respective Economic Component shall be measured against the Company’s hedged Economic Performance Indicators, in the following proportions:
•	20% measured against the Company’s Hedged Revenue.

•	40% measured against the Company’s Hedged EBITDA.

•	40% measured against the Company’s Hedged Free Cash Flow.
•	50% of each Participant’s respective Economic Component shall be measured against the unhedged Economic Performance Indicators of the Participant’s division, in the following proportions:
•	20% measured against the division’s Unhedged Revenue.

•	40% measured against the division’s Unhedged EBITDA.

•	40% measured against the division’s Unhedged Free Cash Flow.
For Managing Directors:
•	25% of each Participant’s respective Economic Component shall be measured against the Company’s hedged Economic Performance Indicators, in the following proportions:
•	20% measured against the Company’s Hedged Revenue.

•	40% measured against the Company’s Hedged EBITDA.

•	40% measured against the Company’s Hedged Free Cash Flow.
•	25% of each Participant’s respective Economic Component shall be measured against the unhedged Economic Performance Indicators of the Participant’s division, in the following proportions:
•	20% measured against the division’s Unhedged Revenue.

•	40% measured against the division’s Unhedged EBITDA.

•	40% measured against the division’s Unhedged Free Cash Flow.

•	50% of each Participant’s respective Economic Component shall be measured against the unhedged Economic Performance Indicators of the Participant’s facility, in the following proportions:
•	20% measured against the facility’s Unhedged Revenue.

•	80% measured against the facility’s Unhedged EBITDA.
For ease of reference below,
(A) (i) the aggregate percentage of each Participant’s respective Economic Component that is allocated to and measured against the Company’s hedged Economic Performance Indicators shall be referred to as the “Corporate Portion” of the Economic Component, and (ii) the component percentages allocated to and measured against each of the Company’s individual hedged Economic Performance Indicators shall be referred to as the “Corporate Sub-Portions” of the Corporate Portion;
(B) (i) the aggregate percentage of each Participant’s respective Economic Component that is allocated to and measured against the Participant’s division’s unhedged Economic Performance Indicators shall be referred to as the “Divisional Portion” of the Economic Component, and (ii) the component percentages allocated to and measured against each of the division’s individual unhedged Economic Performance Indicators shall be referred to as the “Divisional Sub-Portions” of the Divisional Portion; and
(C) (i) the aggregate percentage of each Participant’s respective Economic Component that is allocated to and measured against the Participant’s facility’s unhedged Economic Performance Indicators shall be referred to as the “Facility Portion” of the Economic Component, and (ii) the component percentages allocated to and measured against each of the facility’s individual unhedged Economic Performance Indicators shall be referred to as the “Facility Sub-Portions” of the Facility Portion.
By way of example, for Divisional Participants excluding Managing Directors, the “Corporate Portion” is 50% of the Economic Component and the “Divisional Portion” is 50% of the Economic Component. The three Corporate Sub-Portions are the percentages allocated to and measured against the Company’s Hedged Revenue (20%), Hedged EBITDA (40%) and Hedged Free Cash Flow (40%), respectively. The three Divisional Sub-Portions are the percentages allocated to and measured against the division’s Unhedged Revenue (20%), Unhedged EBITDA (40%) and Unhedged Free Cash Flow (40%), respectively.
(ii)	Determining Amount of Economic Component. At the end of each Plan Year, the Company will (a) calculate the Actual Financial Results for such Plan Year and (b) compare the Actual Financial Results to the respective Economic Performance Indicators to determine the percentages of the respective hedged/unhedged Economic Performance Indicators achieved for such Plan Year. The Company will then calculate the amount (if any) of the Economic Component that each Participant is eligible to receive for the applicable Plan Year (subject to Section 6 below) by comparing the percentages of the respective achieved hedged/unhedged Economic Performance Indicators achieved (depending upon the Participant Class) against columns 2 and/or 3 of the matrix below (or a substitute matrix approved by the Committee). The following is a key to the columns in the matrix:
•	Column 1 represents, as applicable, the percentage of (i) the respective hedged Economic Performance Indicator achieved by the Company, or (ii) the respective unhedged Economic Performance Indicator achieved by a division or facility(as applicable), in the applicable Plan Year.

•	Column 2 represents the percentage of each Corporate Sub-Portion of the Economic Component that each Participant is eligible to receive for the applicable Plan Year, based upon the percentage of the applicable hedged Economic Performance Indicator achieved by the Company, as indicated in Column 1.

•	Column 3 represents the percentage of each Divisional Sub-Portion or Facility Sub-Portion of the Economic Component that each Participant is eligible to receive for the applicable Plan Year, based upon the percentage of the applicable unhedged Economic Performance Indicator achieved by a division or facility (as applicable), each as indicated in Column 1; provided, however, that:
(A)	if the Company does not achieve the Benchmark (as defined in Section 6(a) below) for the applicable Plan Year, then the Company shall have no obligation to pay any portion of any Award for such Plan Year (regardless of the performance of any individual division or facility); and

(B)	even if the Company achieves the Benchmark for the applicable Plan Year, if the Facility Sub-Portion allocated to Unhedged EBITDA is measured against Negative Unhedged EBITDA, then, notwithstanding the percentages set forth in Column 3 of the matrix, the Company shall have no obligation to pay any portion of the applicable Facility Sub-Portion of the Economic Component unless the facility equals or exceeds 100% of the Negative Unhedged EBITDA for the applicable Plan Year.
The percentages under 100% set forth in the matrix are fixed solely at the specific increments set forth in the matrix (i.e., there is no “sliding scale” from one row in the matrix to the next).
The percentages over 100% set forth in the matrix are fixed at 5% increments solely for purposes of illustration. If the respective achieved Economic Performance Indicator exceeds 100%, then the actual percentage (if any) of the applicable portion of the Economic Component that each Participant is eligible to receive for the applicable Plan Year will be calculated on a straight-line basis from 100% up to a maximum of 150%, provided that:
•	If the Company achieves in excess of 100% of a hedged Economic Performance Indicator for a given Plan Year (as indicated in Column 1), then the percentage of the applicable Corporate Sub-Portion of the Economic Component that each Participant is eligible to receive for the applicable Plan Year (as indicated in Column 2) will be calculated on a straight-line basis, from (A) 100%, at 100% of the hedged Economic Performance Indicator Achieved, to (B) 150%, at 140% of the hedged Economic Performance Indicator Achieved.
•	If a division or facility achieves in excess of 100% of an unhedged Economic Performance Indicator for a given Plan Year (depending upon the Participant Class) (as indicated in Column 1), then the percentage of the applicable Divisional Sub-Portion or Facility Sub-Portion of the Economic Component that each Participant is eligible to receive for the applicable Plan Year (as indicated in Column 3) will be calculated on a straight-line basis, from (A) 100%, at 100% of the unhedged Economic Performance Indicator Achieved, to (b) 150%, at 135% of the unhedged Economic Performance Indicator Achieved.
Economic Component Matrix:

		Column 3
Column 1	Column 2	Eligibility — Percentage of
Percentage of	Eligibility —	Divisional / Facility Sub-Portion
Hedged/Unhedged	Percentage of	of Economic Component **
Economic Performance	Corporate Sub-Portion	(Subject to achievement of the
Indicator Achieved	of Economic Component	Benchmark)*
<90%	0%	0%
90%	0%	25%
91%	0%	30%
92%	0%	35%
93%	0%	40%
94%	0%	45%
95%	50%	50%
95.5%	55%	55%
96%	60%	60%
96.5%	65%	65%
97%	70%	70%
97.5%	75%	75%
98%	80%	80%
98.5%	85%	85%
99%	90%	90%
99.5%	95%	95%
100%	100%	100%
105%	106.3%	107.1%
110%	112.5%	114.3%
115%	118.8%	121.4%
125%	131.3%	135.7%
135%	143.8%	150%
140%	150%	150%
140% +	150%	150%

*	If the Company does not equal or exceed 90% of the Company’s Hedged EBITDA for the applicable Plan Year, then the Company shall have no obligation to pay any portion of any Award for such Plan Year (regardless of the performance of any individual division or facility). (See Section 6(a) below.)

**	Even if the Company achieves the Benchmark for the applicable Plan Year, if the Facility Sub-Portion allocated to Unhedged EBITDA is measured against Negative

Unhedged EBITDA, then, notwithstanding the percentages set forth in Column 3 of the matrix, the Company shall have no obligation to pay any portion of the applicable Facility Sub-Portion of the Economic Component unless the facility equals or exceeds 100% of the Negative Unhedged EBITDA for the applicable Plan Year.
Example Under 100%: If the Company were to achieve (a) 95.25% of Hedged Revenue, (b) 96% of Hedged EBITDA and (c) 93% of Hedged Free Cash Flow for a given Plan Year, then the “Percentage of Corporate Sub-Portion of Economic Component” that each Participant would be eligible to receive for the applicable Plan Year would be, respectively, (i) 50% of the Corporate Sub-Portion allocated to Hedged Revenue (i.e., 50% of 20%), (ii) 60% of the Corporate Sub-Portion allocated to Hedged EBITDA (i.e., 60% of 40%), and (iii) 0% of the Corporate Sub-Portion allocated to Hedged Free Cash Flow (i.e., zero).
If a specific division were to achieve (a) 95.25% of Unhedged Revenue, (b) 96% of Unhedged EBITDA and (c) 93% of Unhedged Free Cash Flow for a given Plan Year, then, provided the Company had achieved at least 90% of Hedged EBITDA for the Plan Year, the “Percentage of Divisional Sub-Portion of Economic Component” that each Participant would be eligible to receive for the applicable Plan Year would be, respectively, (i) 50% of the Divisional Sub-Portion allocated to Unhedged Revenue (i.e., 50% of 20%), (ii) 60% of the Divisional Sub-Portion allocated to Unhedged EBITDA (i.e., 60% of 40%), and (iii) 40% of the Divisional Sub-Portion allocated to Unhedged Free Cash Flow (i.e., 40% of 40%).
If a specific facility were to achieve (a) 95.25% of Unhedged Revenue, and (b) 96% of Unhedged EBITDA for a given Plan Year (but the Facility Sub-Portion allocated to Unhedged EBITDA is measured against Negative Unhedged EBITDA), then, provided the Company had achieved at least 90% of Hedged EBITDA for the Plan Year, the “Percentage of Facility Sub-Portion of Economic Component” that each Participant would be eligible to receive for the applicable Plan Year would be, respectively, (i) 50% of the Facility Sub-Portion allocated to Unhedged Revenue (i.e., 50% of 20%), and (ii) 0% of the Facility Sub-Portion allocated to Unhedged EBITDA (i.e., zero).
Example Over 100%: If the Company were to achieve (a) 105% of Hedged Revenue, (b) 110% of Hedged EBITDA and (c) 115% of Hedged Free Cash Flow for a given Plan Year, then the “Percentage of Corporate Sub-Portion of Economic Component” that each Participant would be eligible to receive for the applicable Plan Year would be, respectively, (i) 106.3% of the Corporate Sub-Portion allocated to Hedged Revenue (i.e., 106.3% of 20%), (ii) 112.5% of the Corporate Sub-Portion allocated to Hedged EBITDA (i.e., 112.5% of 40%), and (iii) 118.8% of the Corporate Sub-Portion allocated to Hedged Free Cash Flow (i.e., 118.8% of 40%).
If a specific division were to achieve (a) 105% of Unhedged Revenue, (b) 110% of Unhedged EBITDA and (c) 115% of Unhedged Free Cash Flow for a given Plan Year, then, provided the Company had achieved at least 90% of Hedged EBITDA for the Plan Year, the “Percentage of Divisional / Facility Sub-Portion of Economic Component” that each Participant would be eligible to receive for the applicable Plan Year would be, respectively, (i) 107.1% of the Divisional Sub-Portion allocated to Unhedged Revenue (i.e., 107.1% of 20%), (ii) 114.3% of the Divisional Sub-Portion allocated to Unhedged

EBITDA (i.e., 114.3% of 40%), and (iii) 121.4% of the Divisional Sub-Portion allocated to Unhedged Free Cash Flow (i.e., 121.4% of 40%).
(d)	Awards. The portion (if any) of the Individual Component and the Economic Component (collectively) that a Participant is eligible to receive, subject to Section 6 below, shall be referred to as an “Award.” Awards shall be paid out in the local currency of the Participant’s facility (e.g., U.S. Dollars, Singapore Dollars, UK Pounds Sterling).

(e)	Variances in Individual and Economic Component Determination. Notwithstanding any other provision of this Section 4, the Committee, in its sole discretion, may adjust any percentage or allocation set forth in Section 4(b) and 4(c) above, including the percentage allocations between Section 4(b) and 4(c) above and the percentage allocations within each such section, with respect to any Participant or group of Participants. Any such adjustment for any Participant will not entitle any other Participant to a similar or other adjustment, and the Committee’s determination of any such adjustment will be binding on the Participant to whom such adjustment applies. Any such adjustment will be set forth in the Participant Letter issued to the Participant.
5. ADJUSTMENTS
(a)	Calculation of Free Cash Flow. In the event that (i) any Approved Capital Expenditures for a given Plan Year are not included in the Budgeted Capital Expenditures for such year (i.e., they are “unbudgeted” capital expenditures), or (ii) there is a material timing difference associated with an Approved Capital Expenditure and the expected recognition of revenues associated with such expenditure, then the Committee, in its sole discretion, may determine that the Company shall not recognize all or a portion of such Approved Capital Expenditures for purposes of calculating Unhedged Free Cash Flow for the applicable Plan Year, and the Hedged and Unhedged Free Cash Flow for such year shall be adjusted accordingly. In addition, to the extent the Committee elects to make any adjustment to the calculation of Unhedged Free Cash Flow for a given Plan Year pursuant to this provision, the Committee shall also consider appropriate adjustments to Hedged and Unhedged Revenue and Hedged and Unhedged EBITDA for such Plan Year (with any such adjustments to be made in the Committee’s sole discretion), provided that any adjustment to Unhedged Free Cash Flow for a given Plan Year shall in no way obligate the Committee to make any corresponding adjustment to Hedged or Unhedged Revenue or Hedged or Unhedged EBITDA for such year.

(b)	Business Changes. The Committee may within its sole discretion modify or amend any hedged/unhedged Economic Performance Indicators at any time because of unusual, extraordinary or non-recurring circumstances, such as a merger, consolidation, acquisition, sale of business, etc.
In the event that the Company acquires a new company or business unit (an “Acquired Business”) during the course of a Plan Year, then both (i) the Company’s hedged Economic Performance Indicators and (ii) the unhedged Economic Performance Indicators of the division (or divisions) of the Company into which the Acquired Business is integrated (the “Acquiring Division”), shall be adjusted to reflect the pro forma business plan for the Acquired Business. If the Acquired Business is a facility, then, for purposes of this Plan, the pro forma business plan for the Acquired Business shall provide the facility’s Unhedged

EBITDA and Unhedged Revenue for the Plan Year in which the Acquired Business was acquired.
As such, the determination of (i) the percentage of the Corporate Portion of the Economic Component that each Participant is eligible to receive for the applicable Plan Year, (ii) the percentage of the Divisional Portion of the Economic Component that each Participant in the Acquiring Division is eligible to receive for the applicable Plan Year, and (iii) the percentage of the Facility Portion of the Economic Component that the Managing Director of the Acquired Business (if applicable) is eligible to receive for the applicable Plan Year shall take into account the performance of the Acquired Business (as measured against its pro forma business plan) from and after the date of its acquisition.

(c)	New Hires. The Committee may establish Target Awards for employees hired and on payroll before October 1 of a Plan Year. In addition, if a new Managing Director (for an existing facility) (i) is hired and on payroll before October 1 of a Plan Year and (ii) is designated a Plan Participant by the Committee, then, for purposes of determining the percentage (if any) of the Facility Portion of the Economic Component that said Participant is eligible to receive for the applicable Plan Year, the Committee may within its sole discretion modify or amend the unhedged Economic Performance Indicators previously established for the applicable facility to accurately reflect the financial condition of the facility upon the assumption of responsibility by the new Managing Director.

(d)	Promotions. If a Participant is promoted during the course of any Plan Year (but before October 1 of the applicable Plan Year), the Participant’s Target Award for the applicable Plan Year may, in the sole discretion of the Committee, be increased to reflect such Participant’s new responsibilities.

In such event, any Award payable to the Participant for the applicable Plan Year shall be determined on a pro rata basis, with (i) any Award for the pre-promotion period determined based upon the achievement of the objectives specified for the original Target Award (and that portion of the Annual Base Salary paid during the pre-promotion period), and (ii) any Award for the post-promotion period determined based upon the achievement of the objectives specified for the revised Target Award (and that portion of the Annual Base Salary paid during the post-promotion period). For the avoidance of doubt, the portion of any Target Award that a Participant is eligible to receive shall be determined based on the full-year financial results of the Company and the Division or facility, as applicable, calculated on a pro rata basis to reflect the respective periods of time both prior to and after the promotion. By way of example, if a Participant was promoted effective as of September 30 of a given Plan Year, then he or she would be eligible to receive 75% of the original Target Award (representing the pro rata portion of the original Target Award for the period from January 1 through September 30, and calculated based upon that portion of the Participant’s Annual Base Salary paid during the period from January 1 through September 30) and 25% of the revised Target Award (representing the pro rata portion of the revised Target Award for the period from October 1 through December 31, and calculated based upon that portion of the Participant’s Annual Base Salary paid during the period from October 1 through December 31), based on the full-year financial results of the Company and the Division or facility, as applicable.

(e)	Transfers. If a Participant transfers from a divisional or facility position to a corporate position (i.e., a Participant is reclassified from a “Divisional Participant” to a “Corporate Participant”) or vice versa, or from any facility position to a divisional management position or vice versa, during the course of any Plan Year, then, provided the transfer is completed before October 1 of the applicable Plan Year, the Committee may, in its sole discretion, assign the Participant a new Target Award (consisting of a revised Economic Component and a revised Individual Component, as set forth in a new Participant Letter) that is appropriate to the Participant’s new position, for the remainder of the applicable Plan Year.

In such event, any Award payable to the Participant for the applicable Plan Year shall be determined on a pro rata basis, with (i) any Award for the pre-transfer period determined based upon the achievement of the objectives specified for the original Target Award (and that portion of the Annual Base Salary paid during the pre-transfer period), and (ii) any Award for the post-transfer period determined based upon the achievement of the objectives specified for the revised Target Award (and that portion of the Annual Base Salary paid during the post-transfer period). For the avoidance of doubt, the portion of any Target Award that a Participant is eligible to receive shall be determined based on the full-year financial results of the Company and the Division or facility, as applicable, calculated on a pro rata basis to reflect the period of time the Participant spent in each position. By way of example, if a Participant was transferred effective as of September 30 of a given Plan Year, then he or she would be eligible to receive 75% of the original Target Award (representing the pro rata portion of the original Target Award for the period from January 1 through September 30, and calculated based upon that portion of the Participant’s Annual Base Salary paid during the period from January 1 through September 30) and 25% of the revised Target Award (representing the pro rata portion of the revised Target Award for the period from October 1 through December 31, and calculated based upon that portion of the Participant’s Annual Base Salary paid during the period from October 1 through December 31), based on the full-year financial results of the Company and the Division or facility, as applicable.

In addition, if an employee is transferred or promoted from a position that is not eligible for participation in the Plan to a position that is eligible for participation in the Plan before October 1 of a Plan Year, such employee will be treated as a new hire and the provisions of Section 5(c) above will apply to such employee for the applicable Plan Year; provided, however, that, for purposes of calculating the Target Award for any such Participant, the Annual Base Salary shall be only the amount that is paid to the Participant from the date of the transfer/promotion through the end of the applicable Plan Year. By way of example, if a Participant was transferred or promoted effective as of September 1 of a given Plan Year, then his or her Target Award would be calculated based upon that portion of the Participant’s Annual Base Salary paid during the period from September 1 through December 31.

(f)	Leaves of Absence. If a Participant takes a leave of absence during the course of any Plan Year, the Committee may within its sole discretion reduce any Award otherwise payable to such Participant for such Plan Year on a pro rata basis (or by any lesser amount) to reflect the period of time the Participant was on leave and such Award will be based on the Participant’s Annual Base Salary paid during such Plan Year for non-leave periods. By way of example, if a Participant were to take a three-month leave of absence in a particular Plan Year, the Committee could, in its sole discretion, elect to reduce any Award otherwise payable to the Participant for that Plan Year by up to 25% (i.e., reflecting the three months out of the twelve months in the Plan Year that the Participant was on leave) and such Award will be based on the Participant’s Annual Base Salary paid during the non-leave portion of the Plan Year.
6. CONDITIONS TO PAYMENT OF AWARDS
(a)	Benchmark. As a condition to the Company’s obligation to pay any Awards, the Company must equal or exceed 90% of the Company’s Hedged EBITDA for the applicable Plan Year (the “Benchmark”). If the Company does not achieve the Benchmark for a given Plan Year, then the Company shall have no obligation to pay any portion of any Award for the applicable Plan Year (regardless of the performance of any individual division or facility). The Committee shall have the exclusive authority to make the final determination of whether or not the Benchmark has been met for any Plan Year.

If the Company meets or exceeds the Benchmark for a given Plan Year, then Participants will be eligible to receive Awards for the applicable Plan Year in accordance with Sections 4(b) and 4(c) above.

(b)	Committee Discretion to Adjust Award. Notwithstanding any other provision of this Plan, the Committee retains the discretion to adjust the amount of any Award (including decreasing an Award to zero) if, in the reasonable determination of the Committee, circumstances exist that indicate that the Award as originally calculated would reflect an inequitable or unreasonable amount, as determined by the Committee in its sole discretion.

(c)	Employment and Retention. Participants must be employed by the Company through the Payment Date for the applicable Plan Year in order to be eligible to receive any Award for that Plan Year. No Award shall be deemed earned until the Payment Date.
If, prior to a Payment Date:
(i)	a Participant’s employment terminates due to death or Disability, then the Participant will remain eligible to receive any unaccrued and unpaid Award (as calculated through the date of death or Disability) in accordance with the terms and conditions of this Plan.

(ii)	the Participant voluntarily terminates employment (and such voluntary termination is not at the Company’s request) or is terminated by the Company for reasons other than fraud or misconduct, then any unaccrued and unpaid Award will terminate and the Participant will have no right to receive any portion thereof, unless the Committee in its sole discretion determines that the Participant will remain eligible to receive the Award (or a portion thereof).

(iii)	the Company terminates a Participant’s employment for fraud or misconduct, then any unaccrued and unpaid Award will terminate and the Participant will have no right to receive any portion thereof.
7. TIMING OF AWARD PAYMENTS
Provided that the Benchmark has been met, Awards will be accrued and paid no later than two and one-half (2 1/2) months following the end of the applicable Plan Year.

8. MISCELLANEOUS PROVISIONS
(a)	Committee Authority. For each Plan Year, the Committee shall recommend to the Chairperson of the Committee, (i) the list of Plan Participants, (ii) the amounts of the Target Awards for Participants, including the Economic and Individual Components, and (iii) the portion of the Individual Component that Participants are eligible to receive. The Chairperson shall have the exclusive authority to make the final determination in each instance.

(b)	Transferability. Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no Award shall be assignable or transferable and, during the lifetime of the Participant, any payment in respect of any Award shall be made only to the Participant. A Participant shall designate a Beneficiary or Beneficiaries to receive all or part of the amounts to be distributed to the Participant under this Plan in case of death. A designation of Beneficiary or Beneficiaries may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on forms prescribed by and filed with the Committee. In case of the Participant’s death, the amounts distributable to the Participant under this Plan with respect to which a designation of Beneficiary or Beneficiaries has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Plan to the designated Beneficiary or Beneficiaries. The amount distributable to a Participant upon death and not subject to such a designation shall be distributed to the Participant’s estate or legal representative. If there shall be any question as to the legal right of any Beneficiary to receive a distribution under this Plan, the amount in question may be paid to the estate of the Participant, in which event the Company shall have no further liability to any party with respect to such amount.

(c)	Tax Withholding. All payments under this Plan are subject to withholding of all applicable taxes. If a Participant fails to pay any amounts required to satisfy any withholding obligation arising out of this Plan, the Company may withhold such amounts from other amounts or property payable to the Participant by the Company.

(d)	Plan Unfunded. The Plan is unfunded. To the extent that any Participant or any other person acquires a right to receive payments or distributions under this Plan, such right shall be no greater than the right of a general unsecured creditor of the Company. All payments and distributions to be made hereunder shall be paid from the general assets of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or any other person.

(e)	Plan Construction. Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan may be delegated; provided, however, that the Committee shall not delegate any powers, determinations, or responsibilities belonging to officers of the Company. Any person who accepts any Award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee.

(f)	Termination; Amendment. The Committee reserves the right, at any time, to amend, revise, change or terminate any provision contained in this Plan or to terminate the Plan itself;

provided, however, that no such amendment, revision, change or termination shall deprive the Participants or Beneficiaries of a right fully accrued and earned hereunder prior to the date of amendment or termination. Notwithstanding the foregoing, any adjustments made under Section 5 above shall not be treated as a reduction or deprivation of any accrued or earned right under this paragraph. Also, if any event occurs during a Plan Year (including, without limitation, capital expenditures, sales of businesses, acquisitions, consolidations, etc.) that requires changes to preserve the incentive features of this Plan, the Committee may make adjustments (either upwards or downwards) in the specified economic performance objectives used to determine the Economic Component of Target Awards under this Plan, without such changes being considered a reduction or deprivation of any accrued or earned right under this paragraph.
(g)	Severability; Governing Law. If any provision of this Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been contained herein. For all purposes of the Plan, where the context permits, the singular shall include the plural, and the plural shall include the singular. Headings of Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the State of California shall govern, control, and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States.

(h)	No Employment Rights. Nothing in this Plan nor any Award granted under this Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company (or any subsidiary of the Company) or limit in any way the right of the Company to terminate a Participant’s employment or other relationship at any time, and the fact that an employee has been granted an Award in the past shall give such employee no right to expect an Award in the future. Similarly, if the Participant does not have a written employment agreement that has been approved and authorized by the Company, then nothing contained in this memorandum shall alter the Participant’s at-will employment status.

(i)	Entire Understanding. This Plan and the Participant Letter issued under this Plan will constitute the entire understanding and agreement between the Company and the Participant with respect to the subject matter hereof, and this Plan and the Participant Letter supersede any prior document, statement or representations relating to Awards under this Plan and any employment agreement, offer letter or other communication between the Company and a Participant. The provisions of the Plan will govern in the event of any inconsistency between the Plan and any Participant Letter, unless otherwise determined by the Committee.